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                                                               EXHIBIT 24.(vii)


                 [LETTERHEAD OF PRICE WATERHOUSE APPEARS HERE]


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of CPM/Pacific (Private) Ltd.

In our opinion, the accompanying balance sheet, profit and loss account and statement of changes in financial position present fairly, in all material respects, the financial position of CPM/Pacific (Private) Ltd. at December 31, 1994 and the results of their operations and changes in financial position for the year then ended in conformity with generally accepted accounting principles in Singapore. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with United States generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse

PRICE WATERHOUSE
Certified Public Accountants


Singapore

8 June 1995